Exhibit 4.13

THIS AGREEMENT dated the 10th day of August, 2006.

BETWEEN:

FRED HOLLEY AND MARTY HOLLEY whose principal place of business is P.O. Box 246, Dove Creek, Colorado, USA 81324

(hereinafter collectively called the “Holleys”)

AND

ROBERT J. MACPHERSON of 8073— 14 E. Avenue, Burnaby, British Columbia, Canada V3N 2B5

(hereinafter called “MacPherson”)

(the Holleys and Macpherson hereinafter collectively called the “Vendors”)

OF THE FIRST PART

AND:

ANGLO-CANADIAN URANIUM CORP., of Suite 1150-355 Burrard Street, Vancouver, British Columbia V6C 2G8

(hereinafter called the “Purchaser”)

OF THE SECOND PART

WHEREAS:

A.

The Vendors are the recorded and beneficial owners of an undivided 100% interest in 95 mineral claims (the “Claims”) as more particularly described as the O8 1 to 95 mineral claims situate in McKinley County in the State of New Mexico; and

B.

The Vendors are desirous of selling the Claims to the Purchaser and the Purchaser is desirous of purchasing the Claims from the Vendors upon the following terms and conditions;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

The Vendors represent and warrant that they arc the recorded and beneficial owners of an undivided 100% interest in and to the Claims free and clear of all liens, charges and encumbrances and conflicting claims and rights of whatsoever nature and kind, that the Claims are in good standing and that they have full power, absolute authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and that no other person or body corporate has any agreement, option, right or privilege capable of becoming an agreement for the purchase of the Claims or an interest therein save as might be expressly set out herein.

2.

The Purchaser represents and warrants to the Vendors it is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated herein.

KLE\032 IO1\HOLLY~5598

3.1

The Vendors agree to sell to the Purchaser and the Purchaser agrees to purchase the Claims from the Vendors in consideration of the following:

(a)

the payment of the sum US$10,000 to the Holleys (as to 50% each) within three business days of the Purchaser receiving approval from the TSX Venture Exchange to the terms of this Agreement (the “Approval Date”);

(b)

the payment of the sum of US$16,000 to MacPherson within three business days of the Approval Date;

(c)

the issuance of 100,000 shares in the capital of the Purchaser to be delivered to the Holleys (as to 50% each) within three business days of the Approval Date; and

(d)

the issuance of 100,000 shares in the capital of the Purchaser to be delivered to MacPherson within three business days of the Approval Date.

3.2

The Vendors hereby acknowledge and agree the total consideration payable to them for the Claims is limited to the cash and shares referred to in paragraphs 3.1(a) to (d) hereof in connection with the sale of the Claims and the Net Smelter Returns royalty referred to in paragraph 4 hereof and the Vendors shall have no further interest in or to the Claims acquired by the Purchaser.

4.1

As additional consideration for the Vendors entering into this Agreement, the Purchaser acknowledges that the Claims shall be subject to a royalty or charge in the amount of two percent (2%) of net smelter returns payable to the Vendors as to 50% to the Holleys and 50% to MacPherson.

4.2

For the purpose of this clause “Net Smelter Returns” shall mean the actual proceeds received by the Purchaser from a smelter or other place of sale or treatment in respect of all ore removed by the Purchaser from the Claims as evidenced by its returns or settlement sheets after deducting from the said proceeds all freight or other transportation costs from the Claims, to the smelter or other place of sale or treatment, but without any other deduction whatsoever. Net Smelter Returns due and payable to the Vendors hereunder shall be paid within sixty days after receipt of the said actual proceeds by the Purchaser. Within ninety days after the end of each fiscal year during which any ore was shipped from the Claims the records relating to the calculation of Net Smelter Returns during that fiscal year shall be delivered to the Vendors, upon written request, who shall have sixty days after receipt of such statements to question their accuracy and failing such question, the statements shall be deemed correct. The Vendors or their representatives duly appointed in writing shall have the right at all reasonable times upon written request to inspect such books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns and at their own expense to make copies thereof.

4.3

The Purchaser shall have the right at any time to purchase the Net Smelter Return Royalty by the payment of the sum of $300,000 to the Vendors for each 1% Net Smelter Return Royalty.

5.

Any payment or issuance of shares required to be made shall be made payable and delivered in the manner for the giving of notice as herein provided.

6.

The Vendors agrees to execute and deliver to the Purchaser such bills of sale, transfers or other documentation required to transfer an undivided 100% interest in and to the Claims to the Purchaser concurrently upon the execution of this Agreement. The Purchaser has the right to record the bills of sale, transfers and other documentation with the appropriate governmental agency to effect a transfer of the recorded ownership of the Claims to the Purchaser but beneficial ownership to the Claims shall be subject to the terms of this Agreement.

7.

Any notice given pursuant hereto shall be in writing and shall be delivered or mailed by pre-paid registered post to the other party at its address set forth in the beginning of this Agreement and if so delivered shall be deemed to be effective immediately and if so mailed shall be deemed to have been given on the fifth postal delivery day following the date of mailing.

8.

The Vendors will indemnify and save the Purchaser harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement, or condition made by them and contained in this Agreement. •The Vendors acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

9.

This Agreement represents the complete understanding of the parties and shall not be deviated from except by a further written agreement. Each party agrees to execute further documents necessary to give effect to this Agreement.

10.

Time shall be the essence of this Agreement and should the parties fix new dates for the performance of any obligation time shall thereafter again be the essence of this Agreement.

11.

An area of common interest shall be deemed to comprise that area which is included within one mile of the outermost boundary of the Claims as at the date of this Agreement. Except as to renewals or improvements in title to mineral claims or mineral rights held by a party prior to the date of this Agreement which have not been added to the Claims, if at anytime during the subsistence of this Agreement any party (in this paragraph only called the “Acquiring Party”) stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claims, license, lease, grant, concession, permit, patent, or other mineral property located wholly or partly within the area of interest referred to in paragraph 11 the Acquiring Party shall forthwith give notice to the other party of that staking or acquisition, the cost thereof and all details in possession of that party with respect to the nature of the property and the known mineralization. The other party shall have a period of thirty days to give notice of whether it elects to have such additional mineral rights form part of the Claims and the Purchaser shall pay an amount equal to the costs in acquiring the additional mineral rights.

12.

This Agreement shall be construed with and governed by the laws of the Province of British Columbia. All references herein to sums of money shall be deemed to refer to U.S. funds.

13.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED BY FRED HOLLEY in the presence of: Andrea Holley	] ] ] ] ] ] ] ] ] ] ] ]	/s/ Fred Holley
Name PO Box 653		FRED HOLLEY
Address Dove Creek CO
City Secretary
Occupation

SIGNED, SEALED AND DELIVERED BY MARTY HOLLEY in the presence of: Andrea Holley	] ] ] ] ] ] ] ] ] ] ] ]	/s/ Marty Holley
Name PO Box 653		MARTY HOLLEY
Address Dove Creek CO
City Secretary
Occupation

SIGNED, SEALED AND DELIVERED BY ROBERT J. MACPHERSON in the presence of:	] ] ] ] ] ] ] ] ] ] ] ]
Name		ROBERT J. MACPHERSON
Address
City
Occupation

ANGLO-CANADIAN URANIUM CORP.

Per:	/s/ signed
Authorized Signatory

SIGNED, SEALED AND DELIVERED BY FRED HOLLEY in the presence of:	] ] ] ] ] ] ] ] ] ] ] ]
Name		FRED HOLLEY
Address
City
Occupation

SIGNED, SEALED AND DELIVERED BY MARTY HOLLEY in the presence of:	] ] ] ] ] ] ] ] ] ] ] ]
Name		MARTY HOLLEY
Address
City
Occupation

SIGNED, SEALED AND DELIVERED BY ROBERT J. MACPHERSON in the presence of: R.J MacPherson	] ] ] ] ] ] ] ] ] ] ] ]	/s/ Robert J. MacPherson
Name 8073-14th Ave V3N 2B5		ROBERT J. MACPHERSON
Address Burnaby, BC
City President
Occupation

ANGLO-CANADIAN URANIUM CORP.

Per:	/s/ signed
Authorized Signatory

KLE\032 IO1\HOLLY~5598